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Exhibit 4.4

Registration Rights Agreement

by and among

SR Telecom Inc.

and

The Parties Specified on
the Signature Pages Hereof

Dated as of August     , 2005

SR TELECOM INC.

REGISTRATION RIGHTS AGREEMENT

        This REGISTRATION RIGHTS AGREEMENT (this "Agreement") dated as of August    , 2005 is made and entered into among SR Telecom Inc., a Canadian corporation (together with its successors and assigns, the "Company"), and holders (collectively, the "Holders") of 10% Secured Convertible Debentures due October 15, 2011 (the "Debentures") specified on the signature pages hereof. Capitalized terms, unless otherwise specifically identified, have the meanings set forth in Section 12.

        WHEREAS, the Holders simultaneously as of the date hereof have or will have received the Debentures in exchange for 8.15% Debentures due August 31, 2005 pursuant to an exchange offer and solicitation of consents launched by the Company on July 19, 2005 (the "Exchange"); and

        WHEREAS, in connection with the Exchange, the Company desires to grant the Holders certain registration rights with respect to the Debentures and the underlying common shares of the Company into which the Debentures are convertible (the "Shares").

        NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.    SHELF REGISTRATION.

        (a)   Filing of Primary Shelf Registration Statement

            (i)  (x) Subject to clause (y) below, the Company shall comply with all the provisions of Sections 4(a) to 4(k) and shall use reasonable best efforts to file with the Commission within thirty (30) days of the date hereof, and thereafter shall use reasonable best efforts to cause to be declared effective within one hundred twenty (120) days of the date hereof, a Primary Shelf Registration Statement, covering all of the Primary Registrable Securities, and relating to the offer and sale of the Primary Registrable Securities, by the holders of the Primary Registrable Securities from time to time in accordance with the methods of distribution determined by the Holders in their sole reasonable discretion (but not including an underwritten offering) and set forth in the Primary Shelf Registration Statement.

            (y)   Following delivery of notice to all holders of Primary Registrable Securities, the Company may postpone for up to fifteen (15) Business days the effectiveness of the Primary Shelf Registration Statement if in the good faith judgment of the board of directors of the Company, the effectiveness of the Primary Shelf Registration Statement or applicable securities laws (A) would reasonably be expected to have a material adverse effect on any proposed financing or recapitalization of the Company or pending negotiations relating to a merger, consolidation, acquisition or similar transaction or (B) would require the Company to disclose material non-public information ("Non-Public Information") and the disclosure of such Non-Public Information would materially and adversely affect the business and operations of the Company; provided, however, that immediately following such postponement, the Company shall request effectiveness of the Primary Shelf Registration Statement.

            (z)   The Company shall name each Holder that delivers a properly completed and signed Notice and Questionnaire to the Company as a "selling shareholder" in the Primary Shelf Registration Statement. A Holder of Primary Registrable Securities may include such securities in the Primary Shelf Registration Statement only if the Holder sends by first-class registered mail or by courier with delivery confirmation (or, at the option of the Company, by facsimile), a properly completed Notice and Questionnaire attached hereto as Exhibit A to the Company on or before the seventh Business Day prior to the initial effectiveness of the Primary Shelf Registration Statement. The Company shall distribute a Notice and Questionnaire to a Holder that is a transferee of Primary Registrable Securities upon the request of such transferee Holder given in accordance with Section 13(a) hereof.

              (I)   Following the effectiveness of the Primary Shelf Registration Statement, upon receipt of a completed Notice and Questionnaire from a Holder, the Company will, as promptly as practicable, but in any event within ten (10) Business Days after its receipt thereof, file any supplements to the related prospectus or file any post-effective amendment to the Primary Shelf

      Registration Statement that is required by applicable law to cause a Holder to be named as a selling shareholder in the Primary Shelf Registration Statement and permit such Holder to deliver the prospectus to purchasers of Primary Registrable Securities. The Company shall use its reasonable best efforts to cause any such post-effective amendment to become effective under the Securities Act as promptly as is practicable.

              (II)  Each Holder as to which the Primary Shelf Registration Statement is being effected shall furnish promptly to the Company (A) such other information as the Company may reasonably request for use in connection with the Primary Shelf Registration Statement or prospectus or in any application to be filed with or under state securities laws and (B) all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not misleading.

           (ii)  (x) Subject to clause (y) below, the Company shall keep the Primary Shelf Registration Statement continuously effective in order to permit any prospectus forming part thereof to be used by the holders of the Primary Registrable Securities covered thereby for a period ending on the earlier of (A) the sale pursuant to the Primary Shelf Registration Statement of all of the Primary Registrable Securities, (B) the expiration of the holding period applicable to the Primary Registrable Securities held by non-affiliates of the Company under Rule 144(k) under the Securities Act, or any successor provision or (C) the sale to the public pursuant to Rule 144 (or any similar provision then in force, but not Rule 144A) of all of the Primary Registrable Securities, such period being called the "Primary Shelf Registration Effectiveness Period".

            (y)   The Company may, by notice given to all holders of all Primary Registrable Securities, require such holders not to make any sale of Primary Registrable Securities pursuant to the Primary Shelf Registration Statement if, in the reasonable good faith judgment of the board of directors of the Company, (A) securities laws applicable to such sale would require the Company to disclose Non-Public Information and (B) the disclosure of such Non-Public Information would reasonably be expected to have a material adverse effect on the business or operations of the Company or any proposed financing or recapitalization of the Company or pending negotiations relating to a merger, consolidation, acquisition or similar transaction. In the event that sales under the Primary Shelf Registration Statement are suspended because of the obligation to disclose Non-Public Information, the Company will notify the holders of Primary Registrable Securities promptly upon such Non-Public Information being included by the Company in a filing with the Commission, being otherwise disclosed to the public (other than through the actions of a holder of Primary Registrable Securities) or ceasing to be material to the Company, and upon such notice being given by the Company, the holders of Primary Registrable Securities shall again be entitled to sell Primary Registrable Securities pursuant to the Primary Shelf Registration Statement. Notwithstanding the foregoing, the right of the Company pursuant to this clause (y) to require the Holders to suspend sales under such Primary Shelf Registration Statement shall not extend for more than forty-five (45) consecutive days and shall not exceed ninety (90) total days in any rolling period of twelve consecutive months during which the Primary Registrable Securities are saleable pursuant to a registration statement; provided, however, that the period of time, if any, used by the Company pursuant to Section 1(a)(i)(y) to delay the filing or effectiveness of the Primary Shelf Registration Statement shall be counted towards this ninety (90) day period.

          (b)   Filing of Secondary Shelf Registration Statement

            (i)  (x) Subject to clause (y) below, the Company shall comply with all the provisions of Sections 4(a) to 4(k) and shall use reasonable best efforts to file with the Commission within forty-five (45) days of the date of issuance by the Company of PIK Debentures, and thereafter shall cause to be declared effective within one hundred thirty-five (135) days of the date of issuance by the Company of such PIK Debentures, a Secondary Shelf Registration Statement, covering all of the Secondary Registrable Securities relating to such issuance of PIK Debentures, and relating to the offer and sale of the Secondary Registrable Securities by the holders of the Secondary Registrable Securities from time to time in accordance with the methods of distribution determined by the Holders in their sole reasonable discretion (but not including an underwritten offering) and set forth in the Secondary Shelf Registration Statement.

            (y)   Following delivery of notice to all holders of Secondary Registrable Securities, the Company may postpone for up to thirty (30) Business Days the effectiveness of a Secondary Shelf Registration Statement if in the good faith judgment of the board of directors of the Company, the effectiveness of a Secondary Shelf Registration Statement or applicable securities laws (A) would reasonably be expected to have a material adverse effect on any proposed financing or recapitalization of the Company or pending negotiations relating to a merger, consolidation, acquisition or similar transaction or (B) would require the Company to disclose material Non-Public Information and the disclosure of such Non-Public Information would materially and adversely affect the business and operations of the Company; provided, however, that immediately following such postponement, the Company shall request effectiveness of such Secondary Shelf Registration Statement.

            (z)   The Company shall name each Holder that delivers a properly completed and signed Notice and Questionnaire to the Company as a "selling shareholder" in the Secondary Shelf Registration Statement. A Holder of Secondary Registrable Securities may include such securities in a Secondary Shelf Registration Statement only if the Holder sends by first-class registered mail or by courier with delivery confirmation (or, at the option of the Company, by facsimile), a properly completed Notice and Questionnaire attached hereto as Exhibit A to the Company on or before the seventh Business Day prior to the initial effectiveness of such Secondary Shelf Registration Statement. The Company shall distribute a Notice and Questionnaire to a Holder that is a transferee of Secondary Registrable Securities upon the request of such transferee Holder given in accordance with Section 13(a) hereof.

              (I)   Following the effectiveness of a Secondary Shelf Registration Statement, upon receipt of a completed Notice and Questionnaire from a Holder, the Company will, as promptly as practicable, but in any event within ten (10) Business Days after its receipt thereof, file any supplements to the related prospectus or file any post-effective amendment to a Secondary Shelf Registration Statement that is required by applicable law to cause a Holder to be named as a selling shareholder in such Secondary Shelf Registration Statement and permit such Holder to deliver the prospectus to purchasers of Secondary Registrable Securities. The Company shall use its reasonable best efforts to cause any such post-effective amendment to become effective under the Securities Act as promptly as is practicable.

              (II)  Each Holder as to which a Secondary Shelf Registration Statement is being effected shall furnish promptly to the Company (A) such other information as the Company may reasonably request for use in connection with such Secondary Shelf Registration Statement or prospectus or in any application to be filed with or under state securities laws and (B) all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not misleading.

           (ii)  (x) Subject to clause (y) below, the Company shall keep such Secondary Shelf Registration Statement continuously effective in order to permit any prospectus forming part thereof to be used by the holders of the Secondary Registrable Securities covered thereby for a period ending on the earlier of (A) the sale pursuant to such Secondary Shelf Registration Statement of all of the Secondary Registrable Securities, (B) the expiration of the holding period applicable to the Secondary Registrable Securities held by non-affiliates of the Company under Rule 144(k) under the Securities Act, or any successor provision or (C) the sale to the public pursuant to Rule 144 (or any similar provision then in force, but not Rule 144A) of all of the Secondary Registrable Securities, such period being called the "Secondary Shelf Registration Effectiveness Period".

            (y)   The Company may, by notice given to all holders of all Secondary Registrable Securities, require such holders not to make any sale of Secondary Registrable Securities pursuant to a Secondary Shelf Registration Statement if, in the reasonable good faith judgment of the board of directors of the Company, (A) securities laws applicable to such sale would require the Company to disclose Non-Public Information and (B) the disclosure of such Non-Public Information would reasonably be expected to have a material adverse effect on the business or operations of the Company or any proposed financing or recapitalization of the Company or pending negotiations relating to a merger, consolidation, acquisition or similar transaction. In the event that sales under the Secondary Shelf Registration Statement are suspended because of the obligation to disclose Non-Public Information, the Company will notify the holders of Secondary Registrable Securities promptly upon such Non-Public Information being included by the Company in a filing with the Commission, being otherwise disclosed to the public (other than through the actions of a holder of Secondary Registrable Securities) or ceasing to be material to the Company, and upon such notice being given by the Company, the holders of Secondary Registrable Securities shall again be entitled to sell Secondary Registrable Securities pursuant to such Secondary Shelf Registration Statement. Notwithstanding the foregoing, the right of the Company pursuant to this clause (y) to require the Holders to suspend sales under such Secondary Shelf Registration Statement shall not extend for more than forty-five (45) consecutive days and shall not exceed ninety (90) total days in any rolling period of twelve (12) consecutive months during which the Secondary Registrable Securities are saleable pursuant to a registration statement; provided, however, that the period of time, if any, used by the Company pursuant to Section 1(b)(i)(y) to delay the filing or effectiveness of the Secondary Shelf Registration Statement shall be counted towards this ninety (90) day period.

        (c)   Holder Information.    Notwithstanding any other provisions hereof, the Company will ensure that (A) any Shelf Registration Statement and any amendment thereto and any prospectus forming part thereof and any supplement thereto complies in all material respects with the Securities Act and the rules and regulations of the Commission thereunder, (B) any Shelf Registration Statement and any amendment thereto, at the time each become effective (in either case, other than with respect to information included therein in reliance upon or in conformity with information furnished in writing or confirmed in writing to the Company by or on behalf of the holder of such Registrable Securities specifically for use therein (the "Holder Information")), does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (C) any prospectus forming part of any Shelf Registration Statement, and any supplement to such prospectus (in either case, other than with respect to Holder Information), as of the date of each, does not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

        (d)   Expenses.    The Company will pay all Registration Expenses incurred in connection with a Shelf Registration Statement effected pursuant to Section 1(a) or Section 1.(b).

        (e)   Registration Statement Form.    A Shelf Registration Statement will be on such appropriate registration form promulgated by the Commission as may be selected by the Company and will permit the disposition of such Registrable Securities in accordance with the intended method or methods specified in their request for such registration. If, during the period in which the Company is obligated to maintain the Shelf Registration Statement in effect, the Company becomes qualified for registration on Form F-3 or any comparable or successor form or forms for offers and sales by Holders, then, the Company may, in its discretion, terminate the Shelf Registration Statement; provided, however, the Company may not terminate the Shelf Registration Statement until the Form F-3 registration statement or any comparable or successor form or forms is in full force and effect. The obligations of the Company with respect to maintenance of such registration statement and prospectus included therein are subject to the terms of this Agreement and such new registration statement will be deemed to be a "Shelf Registration Statement" for purposes of this Agreement.

2.    DEMAND REGISTRATION.

        (a)   Request by Holders.    If the Company receives at any time after the expiration of the Primary Shelf Registration Effectiveness Period a written request from DDJ that the Company register Registrable Securities held by DDJ (a "Demand Request"), then the Company shall:

            (i)  use reasonable best efforts to cause to be filed or confidentially submitted, as soon as practicable, but in any case within forty-five (45) days of the date of delivery to the Company of the Demand Request, a registration statement covering such Registrable Securities which the Company has been so requested to register by DDJ, providing for the registration under the Securities Act of such Registrable Securities to the extent necessary to permit the disposition of such Registrable Securities in accordance with the intended method of distribution specified in such Demand Request; and

           (ii)  use its reasonable best efforts to have such registration statement declared effective by the Commission as soon as practicable thereafter.

          (iii)  Refrain from filing any other registrations (other than a Secondary Shelf Registration Statement) with respect to any other securities of the Company until such date which is forty-five (45) days following effectiveness of the registration statement filed in response to the Demand Request.

        (b)   Postponements.    Following delivery of a Demand Request, the Company may postpone for up to fifteen (15) Business days the filing or effectiveness of a registration statement effected pursuant to this Section if in the good faith judgment of the board of directors of the Company, the filing or effectiveness of the registration statement or applicable securities laws (A) would reasonably be expected to have a material adverse effect on any proposed financing or recapitalization of the Company or pending negotiations relating to a merger, consolidation, acquisition or similar transaction or (B) would require the Company to disclose Non-Public Information and the disclosure of such Non-Public Information would materially and adversely affect the business and operations of the Company; provided, however, that immediately following such postponement, the Company shall file or request effectiveness of the registration statement effected pursuant to this Section.

        (c)   Effective Registration Statement.    A registration requested pursuant to this Section shall not be deemed to have been effected (i) unless a registration statement with respect thereto has become effective (unless a substantial cause of the failure of such registration statement to become effective shall be attributable to DDJ) and remained effective in compliance with the provisions of the Securities Act with respect to the disposition of all Primary Registrable Securities covered by such registration statement until such time (not to exceed 270 days) as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by DDJ set forth in such registration statement; or (ii) if, after it has become effective, such registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason not attributable to DDJ.

        (d)   Limitations on Demand Requests.    DDJ shall have the rights to make up to two (2) Demand Requests pursuant to this Section to the Company. The Company shall not be required to comply with a Demand Request unless the reasonably anticipated aggregate gross proceeds (before any underwriting discounts and commissions) would equal or exceed US$2,000,000. DDJ may not make a Demand Request if it is able to sell its Primary Registrable Securities pursuant to Rule 144(k) under the Securities Act, or any successor provision, without any limitations.

        (e)   Cancellation of Registration.    DDJ shall have the right to cancel a proposed registration of Primary Registrable Securities pursuant to this Section 2 when the request for cancellation is based upon material adverse information relating to the Company that is different from the information known by DDJ at the time of the Demand Request. Such cancellation of a registration shall not be counted as one of the two (2) Demand Requests and notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the expenses of DDJ incurred in connection with the registration prior to the time of cancellation.

        (f)    Registration Expenses.    The Company will pay all Registration Expenses incurred in connection with each registration effected in accordance with this Section.

        (g)   Suspension.    The Company may, by notice given to DDJ, require DDJ not to make any sale of Registrable Securities pursuant to a registration statement if, in the reasonable good faith judgment of the board of directors of the Company, (A) securities laws applicable to such sale would require the Company to disclose Non-Public Information and (B) the disclosure of such Non-Public Information would reasonably be expected to have a material adverse effect on the business or operations of the Company or any proposed financing or recapitalization of the Company or pending negotiations relating to a merger, consolidation, acquisition or similar transaction. In the event that sales under the registration statement are suspended because of the obligation to disclose Non-Public Information, the Company will notify DDJ promptly upon such Non-Public Information being included by the Company in a filing with the Commission, being otherwise disclosed to the public (other than through the actions of DDJ) or ceasing to be material to the Company, and upon such notice being given by the Company, DDJ shall again be entitled to sell Registrable Securities pursuant to such registration statement. Notwithstanding the foregoing, the right of the Company pursuant to this clause (g) to require DDJ to suspend sales under such registration statement shall not extend for more than forty-five (45) consecutive days and shall not exceed ninety (90) total days in any rolling period of twelve (12) consecutive months during which the Registrable Securities are saleable pursuant to a registration statement; provided, however, that the period of time, if any, used by the Company pursuant to Section 2(b) to delay the filing or effectiveness of the registration statement shall be counted towards this ninety (90) day period.

3.    FORM F-3 REGISTRATION.

        (a)   Request by DDJ.    After the expiration of the Primary Shelf Registration Effectiveness Period, DDJ may request at any time that the Company file a registration statement under the Securities Act on Form F-3 (or similar or successor form) covering the sale or other distribution of all or any portion of the Registrable Securities held by DDJ pursuant to Rule 415 under the Securities Act ("Form F-3 Demand") if (i) the reasonably anticipated aggregate gross proceeds (before any underwriting discounts and commissions) would equal or exceed US$1,000,000, (ii) the Company is a registrant qualified to use Form F-3 (or any similar or successor form) to register such Registrable Securities and (iii) the plan of distribution of the Registrable Securities is other than pursuant to an underwritten public offering. If such conditions are met, the Company shall use its reasonable best efforts to register under the Securities Act on Form F-3 (or any similar or successor form) at the earliest practicable date, for sale in accordance with the method of disposition specified in the Form F-3 Demand, the number of Registrable Securities specified in such Form F-3 Demand. In connection with a Form F-3 Demand, the Company agrees to include in the prospectus included in any registration statement on Form F-3, such material describing the Company and intended to facilitate the sale of securities being so registered as is reasonably requested for inclusion therein by DDJ, whether or not the rules applicable to preparation of Form F-3 require the inclusion of such information.

        (b)   Postponements.    Following delivery of a Form F-3 Demand by DDJ, the Company may postpone for up to forty-five (45) days the filing or effectiveness of a registration statement effected pursuant to this Section if in the good faith judgment of the board of directors of the Company, the filing or effectiveness of a registration statement or applicable securities laws (A) would reasonably be expected to have a material adverse effect on any proposed financing or recapitalization of the Company or pending negotiations relating to a merger, consolidation, acquisition or similar transaction or (B) would require the Company to disclose Non-Public Information and the disclosure of such Non-Public Information would materially and adversely affect the business and operations of the Company; provided, however, that such right to delay or defer a Form F-3 demand shall be exercised by the Company not more than twice in any twelve (12) month period and during such time the Company may not file a registration statement for securities to be issued and solely for its own account or for that of any other holders. Upon the expiration of such forty-five (45) day period, or earlier upon such Non-Public Information being included by the Company in a filing with the Commission, being otherwise disclosed to the public (other than through the actions of a holder of Registrable Securities) or ceasing to be material to the Company, the Company will as soon as possible file or have declared effective such registration statement of Form F-3. Form F-3 Demands will not be deemed to be Demand Requests as described in Section 2 hereof and DDJ shall have the right to request an unlimited number of Form F-3 Demands. Notwithstanding the foregoing, the Company shall not be obligated to file more than one (1) registration statement on Form F-3 pursuant to this Section 3 in any given six (6) month period.

        (c)   Registration Expenses.    The Company will pay all Registration Expenses incurred in connection with each registration effected in accordance with this Section.

4.    REGISTRATION PROCEDURES.

        If and whenever the Company is required to effect the registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Company will use its reasonable best efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method of disposition thereof. Without limiting the foregoing, the Company in each such case will:

        (a)   As far in advance as reasonably practical before filing a registration statement or any amendment thereto, the Company will furnish to the holders of the Registrable Securities included in such registration statement copies of reasonably complete drafts of all such documents proposed to be filed (including exhibits), and any such holder shall have three Business Days to object to any Holder Information contained therein and the Company will make the corrections reasonably requested by such Holder with respect to such information;

        (b)   Subject to Section 1(a)(ii), 1(b)(ii) and paragraph (f) below, use its reasonable best efforts to prepare and file with the Commission such amendments and supplements to such registration statement and any prospectus used in connection therewith as may be necessary to maintain the effectiveness of such registration statement and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement, in accordance with the intended methods of disposition thereof or until the Shelf Registration Effectiveness Period has ended;

        (c)   promptly notify each holder of Registrable Securities included on a registration statement (and the underwriters, if any):

            (i)  when such registration statement or any prospectus used in connection therewith, or any amendment or supplement thereto, has been filed and, with respect to such registration statement or any post-effective amendment thereto, when the same has become effective;

           (ii)  of the notification to the Company by the Commission of the issuance of any stop order suspending the effectiveness of such registration statement, or of any order preventing or suspending the use of any preliminary prospectus; and

          (iii)  of the receipt by the Company of any notification with respect to the suspension of the qualification or the exemption from qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction or the initiation of any proceeding for such purpose;

        (d)   furnish to each holder of Registrable Securities covered by such registration statement, not later than two (2) Business Days after filing with the Commission, such number of copies of the prospectus contained in such registration statement (including any summary prospectus and prospectus supplements) that has been declared effective and any other prospectus filed under Rule 424 promulgated under the Securities Act relating to such holder's Registrable Securities as such seller may reasonably request to facilitate the disposition of its Registrable Securities;

        (e)   use its reasonable best efforts to register or qualify all Registrable Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as each holder thereof may reasonably request, to keep such registration or qualification in effect for so long as such registration statement remains in effect, and to take any other action which may be reasonably necessary or advisable to enable such holder to consummate the disposition in such jurisdictions of the Registrable Securities owned by such holder, except that the Company shall not for any such purpose be required (i) to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this paragraph (e) be obligated to be so qualified, (ii) to subject itself to taxation in any such jurisdiction or (iii) to consent to general service of process in any jurisdiction unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act or applicable rules or regulations thereunder;

        (f)    promptly notify each holder of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event, the existence of any condition or any information becoming known as a result of which any prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and at the request of any such holder promptly prepare and furnish to such holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, the Company shall not be required to furnish such supplement or amendment at any time that sales of Registrable Securities are suspended under the circumstances described in Section 1(a)(ii)(y), 1(b)(ii)(y) or 2(g) for as long as such sales are suspended;

        (g)   otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make available to its securityholders, as soon as reasonably practicable, an earnings statement of the Company which complies with the provisions of Rule 158 of the Securities Act;

        (h)   make available for inspection by any Holder and any attorney, accountant or other agent retained by any such Holder (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors, employees and its counsel and its subsidiaries to supply all information reasonably requested by any such Inspector in connection with such registration statement; provided that nothing in this Agreement will require the waiver of any privilege or the disclosure of any information that would result in any such waiver. Records which the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential will not be disclosed by the Inspectors unless (i) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, or (ii) the information in such Records has been made generally available to the public; provided, however, that prior notice will be provided as promptly as practicable to the Company of the potential disclosure of any information by such Inspector pursuant to clause (i) of this sentence in order to permit the Company to obtain a protective order (or to waive the provisions of this paragraph). The Company may request the Inspectors enter into a standard confidentiality agreement to this effect prior to furnishing any confidential information. The seller of Registrable Securities agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at the Company's expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential;

        (i)    provide a transfer agent and a registrar for all Registrable Securities covered by such registration statement not later than the effective date of such registration statement;

        (j)    provide a CUSIP number for all Registrable Securities not later than the effective date on which a registration pursuant to this Agreement is effected; and

        (k)   in the case of an Underwritten Offering, enter into an underwriting agreement and take all such other actions in connection therewith in order to expedite and facilitate the disposition of such Registrable Securities, in each case as the underwriters determine is reasonable and customary in transactions of this kind, and in connection therewith: (1) make such representations and warranties to the underwriters in form, substance and scope as are customarily made by issuers to underwriters in secondary underwritten offerings; (2) obtain opinions of counsel to the Company (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the underwriters of such Registrable Securities and shall cover the matters customarily covered in opinions requested in secondary underwritten offerings); (3) obtain "cold comfort" letters from the independent public accountants of the Company addressed to the underwriters, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with secondary underwritten offerings; and (4) deliver such documents and certificates as may be reasonably requested by the managing underwriters to evidence compliance with clause (1) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company in respect of the relevant offering.

        The Company may require each holder of Registrable Securities as to which any registration is being effected to, and each such holder, as a condition to including Registrable Securities in such registration, shall, furnish the Company with such information and affidavits regarding such holder and the distribution of such securities as the Company may from time to time reasonably request in writing in connection with such registration.

        Each holder of Registrable Securities agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in paragraph (f), such holder will forthwith discontinue such holder's disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by paragraph (f) and, if so directed by the Company, will deliver to the Company or destroy all copies, other than permanent file copies, then in such holder's possession of the prospectus relating to such Registrable Securities current at the time of receipt of such notice.

5.    UNDERWRITTEN OFFERINGS.

        (a)   If the Company at any time proposes to register any of its securities in a registration pursuant to which such securities are to be distributed by or through one or more underwriters (other than in the case of the Primary Shelf Registration Statement or a Secondary Shelf Registration Statement), the Company will, subject to the provisions of Section 5(b), use its reasonable best efforts, if requested by any holder of Registrable Securities, to arrange for such underwriters to include the Registrable Securities to be offered and sold by Holders among the securities to be distributed by such underwriters, and such holders shall be obligated to sell their Registrable Securities in such registration through such underwriters on the same terms and conditions as apply to the other securities to be sold by such underwriters in connection with such registration. The holders of Registrable Securities to be distributed by such underwriters shall be parties to a customary underwriting agreement between the Company and such underwriter or underwriters and shall make customary representations and warranties regarding such holder, its ownership of securities being registered on its behalf, its ability to consummate the transaction and any other representations required by law; provided, however that no holder of Registrable Securities shall be required to make any representations or warranties with respect to the Company or any other holder. No Holder may participate in any Underwritten Offering unless such holder (i) agrees to sell its Registrable Securities on the basis reasonably provided in any underwriting arrangements approved by the Company; and (ii) completes and executes all questionnaires, powers of attorney, reasonable and customary indemnities, lock-up agreements and other documents reasonably required under the terms of such underwriting arrangements. If any Holder disapproves of the terms of an underwriting, such holder may elect to withdraw therefrom and from such registration by notice to the Company and the Managing Underwriter, and each of the remaining Holders of the Company and any other holder shall be entitled to increase proportionately the number of Registrable Securities being registered.

        (b)   Priority in Cutback Registrations.    If a registration effected in accordance with this Section becomes a Cutback Registration, the Company will include in such registration, to the extent of the amount or kind of securities which the Managing Underwriter advises the Company can be sold in such offering, (1) first, the securities proposed by the Company or the other holders, as the case may be, to be sold for its or their respective account and then (2) any Registrable Securities requested to be included in such registration by the Holders hereunder (or their successors or assigns), in the case of clause (1), pro rata on the basis of the number of securities proposed by the Company or other holders, as the case may be, to be sold for its or their respective account and in the case of clause (2), pro rata on the basis of the number of Registrable Securities requested to be included by the Holders hereunder (or their successors or assigns).

6.    HOLDBACK AGREEMENTS.

        If and to the extent requested by the Managing Underwriter (such request to be made at least five (5) Business Days in advance of the beginning of the holdback period), each holder of Registrable Securities agrees, to the extent permitted by law, not to effect any public sale or distribution (including a sale under Rule 144) of Registrable Securities, or securities convertible into or exchangeable or exercisable for Registrable Securities, during the 90 days after the effective date of any registration statement filed by the Company in connection with an Underwritten Offering of common shares (or securities convertible into or exercisable or exchangeable for common shares) on behalf of the Company (or for such shorter period of time as is sufficient and appropriate, in the opinion of the Managing Underwriter, in order to complete the sale and distribution of the securities included in such registration), except as part of such registration statement, whether or not such holder participates in such registration and each such holder of Registrable Securities shall sign a customary agreement with the Managing Underwriter with respect to the matters set forth above to the extent requested by the Managing Underwriter. These restrictions in this Section shall only apply to the holders of Registrable Securities in connection with any registration statement filed by the Company in connection with a primary offering of common stock on behalf of the Company and only to the extent that all other holders of Registrable Securities, executive officers of the Company, directors of the Company, all shareholders that are an Affiliate of a director of the Company and all beneficial holders of 10% or more of the Company's outstanding common shares agree to or are bound by the same restrictions.

7.    INDEMNIFICATION.

        (a)   Indemnification by the Company.    The Company shall, to the full extent permitted by law, indemnify and hold harmless each Holder of Registrable Securities included in any registration statement filed in connection with this Agreement, its directors, officers, members, partners, trust beneficiaries and shareholders, and each other Person, if any, who controls any such Holder within the meaning of the Securities Act, against any losses, claims, damages, expenses or liabilities (as actions or proceedings in respect thereof), joint or several (together, "Losses"), to which such Holder or any such director, officer, member, partner or controlling Person may become subject under the Securities Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading and the Company will reimburse such Holder and each such director, officer, member, partner and controlling Person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending against any such Loss (or action or proceeding in respect thereof); provided, however, that the Company shall not be liable in any such case to the extent that any such Loss (or action or proceeding in respect thereof) (i) is caused by or contained in any information relating to such Holder furnished in writing to the Company by such Holder expressly for use in such registration statement, preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, (ii) is caused by such Holder's failure to deliver a copy of the current prospectus simultaneously with or prior to such sale after the Company has furnished such Holder with a sufficient number of copies of such prospectus correcting such material misstatement or omission, or (iii) arises in respect of any offers to sell or sales made during any period when a Holder is required to discontinue sales under Sections 1(a)(ii)(y), 1(b)(ii)(y), 2(g), 4(c)(ii) or (iii) or 4(f) (and after such Holder has received notice as contemplated by any of such Sections). Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder or any such director, officer, member, partner, trust beneficiaries, shareholders or controlling Person, and shall survive the transfer of such securities by such Holder pursuant to Section 13(g) of this Agreement.

        (b)   Indemnification by the Holders.    Each holder of Registrable Securities which are included or are to be included in any registration statement filed in connection with this Agreement, as a condition to including Registrable Securities in such registration statement, shall, to the full extent permitted by law, severally and not jointly, indemnify and hold harmless the Company, its directors and officers, and each other Person, if any, who controls the Company within the meaning of the Securities Act, against any Losses to which the Company or any such director or officer or controlling Person may become subject under the Securities Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading, if such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information furnished or confirmed in writing to the Company; provided, however, that in no event shall any indemnity provided by a Holder under this Section 7(b) exceed the net proceeds from the offering received by such Holder. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer, member, partner, trust beneficiaries, shareholder or controlling Person and shall survive the transfer of such securities by such Holder pursuant to Section 13(g) of this Agreement.

        (c)   Notices of Claims, Etc.    Promptly after receipt by an Indemnified Party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding paragraph (a) or (b) of this Section 7, such Indemnified Party will, if a claim in respect thereof is to be made against an Indemnifying Party pursuant to such paragraphs, give written notice to the latter of the commencement of such action, provided that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under the preceding paragraphs of this Section, except to the extent that the Indemnifying Party is actually prejudiced by such failure to give notice. In case any such action is brought against an Indemnified Party, the Indemnifying Party shall be entitled to participate in and to assume the defense thereof, jointly with any other Indemnifying Party similarly notified to the extent that it may wish, and after notice from the Indemnifying Party to such Indemnified Party of its election so to assume the defense thereof, the Indemnifying Party shall not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation; provided that the Indemnified Party may participate in such defense at the Indemnified Party's expense; and provided further that the Indemnified Party (or Indemnified Parties) shall have the right to employ one counsel and one local counsel to represent it (or them, collectively) if, in the reasonable judgment of the Indemnified Party or Indemnified Parties, it is advisable for it (or them) to be represented by separate counsel by reason of having legal defenses which are different from or in addition to those available to the Indemnifying Party, and in that event the reasonable fees and expenses of such counsel shall be paid by the Indemnifying Party; provided further, however, that if certain Indemnified Party (or Indemnified Parties) shall have reasonably concluded, after consultation with counsel, that there may be defenses available to it (or them) that are different from, additional to, or in conflict with those available to one or all of the Indemnified Parties such Indemnified Party (or Indemnified Parties) shall have the right to employ separately one counsel and one local counsel to represent it (or them, collectively), and in that event the reasonable fees and expenses of such one counsel, shall also be paid by the Indemnified Party. If the Indemnifying Party is not entitled to, or elects not to, assume the defense of a claim, it will not be obligated to pay the fees and expenses of more than one counsel for the Indemnified Parties with respect to such claim. No Indemnifying Party shall consent to entry of any judgment or enter into any settlement without the consent of the Indemnified Party which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation. No Indemnifying Party shall be subject to any liability for any settlement made without its consent, which consent shall not be unreasonably withheld.

        (d)   Contribution.    If the indemnity and reimbursement obligation provided for in any paragraph of this Section is unavailable or insufficient to hold harmless an Indemnified Party in respect of any Losses (or actions or proceedings in respect thereof) referred to therein, then the Indemnifying Party shall contribute to the amount paid or payable by the Indemnified Party as a result of such Losses (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and the Indemnified Party on the other hand in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this paragraph were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this paragraph. The amount paid by an Indemnified Party as a result of the Losses referred to in the first sentence of this paragraph shall be deemed to include any legal and other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any Loss which is the subject of this paragraph.

        No Indemnified Party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from the Indemnifying Party if the Indemnifying Party was not guilty of such fraudulent misrepresentation. No contribution shall be made by an Indemnifying Party under circumstances where such Party would not have been liable for indemnification under the fault standards of Section 7. Moreover, contribution by a Holder of Registrable Securities shall be limited in amount to the net amount of proceeds received by such Holder from the sale of such Registrable Securities pursuant to such Shelf Registration Statement. The provisions of this Section 7(d) shall remain in full force and effect, regardless of the investigation made by or on behalf of the beneficiaries of this Section 7(d) and shall survive the transfer of Registrable Securities by the Holders pursuant to Section 13(g) of this Agreement.

        (e)   Indemnification Payments.    The indemnification required by this Section 7 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Losses are incurred, provided that each Indemnified Party shall repay such payments if and to the extent it shall be determined by a court of competent jurisdiction that such recipient is not entitled to such payment.

8.    LISTING REQUIREMENT.

        To the extent the Company then has such class of common shares listed on a U.S. national securities exchange or quoted on a U.S. national automated inderdealer quotation system, the Company will use its commercially reasonable best efforts to list the common shares included in a Shelf Registration Statement on such U.S. national securities exchange or to have the common shares included in a Shelf Registration Statement quoted on such U.S. national automated interdealer quotation system as promptly as practicable following the declaration of effectiveness of any Shelf Registration Statement contemplated hereby.

9.    RULE 144

        As long as any Holder owns Registrable Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Section 13(a) or 15(d) of the Exchange Act. As long as any Holder owns Registrable Securities, if the Company is not required to file reports pursuant to Section 13(a) or 15(d) of the Exchange Act, it will prepare and furnish to the Holders and make publicly available in accordance with Rule 144(c) promulgated under the Securities Act annual financial statements, together with a discussion and analysis of such financial statements in form and substance substantially similar to those that would otherwise be required to be included in reports required by Section 13(a) or 15(d) of the Exchange Act, as well as any other information required thereby, in the time period that such filings would have been required to have been made under the Exchange Act. The Company further covenants that it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Person to sell Registrable Securities without registration under the Securities Act. Upon the request of any Holder, the Company shall deliver to such Holder a written certification of a duly authorized office as to whether it has complied with such requirements.

10.    OTHER REGISTRATION RIGHTS.

        Except for the registration rights granted to DDJ under the separate registration rights agreement dated as of the date hereof, the Company represents and warrants to the Holders that there is not in effect on the date hereof any agreement by the Company (other than this Agreement) pursuant to which any holders of securities of the Company have a right to cause the Company to register or qualify such securities under the Securities Act or any securities or blue sky laws of any jurisdiction. The Company agrees that, for so long as any Holder is entitled to registration rights under this Agreement, the Company shall not enter into any agreement granting registration rights with respect to the Company's capital stock that conflict with or impair, or have any priority over, the registration rights granted hereby.

11.    LIQUIDATED DAMAGES.

        The Company and the Holders agree that the Holders of Registrable Securities will suffer damages if the Company fails to fulfill its obligations under this Agreement and that it would not be feasible to ascertain the extent of such damages with precision. Accordingly, the Company agrees to pay liquidated damages on the Registrable Securities ("Liquidated Damages") under the circumstances and to the extent set forth below (each of which shall be given independent effect; each a "Registration Default"):

        (a)   if the Corporation does not file the Primary Shelf Registration Statement with the Commission within thirty (30) days after the date of issuance of the 10% Convertible Debentures, Liquidated Damages shall accrue on the Primary Registrable Securities at a rate of 2% per annum on the Amount of Registrable Securities;

        (b)   subject to Section 1(a)(ii)(y), if the Corporation fails to keep the Primary Shelf Registration Statement effective with the Commission until the termination of the Primary Shelf Registration Effectiveness Period,

Liquidated Damages shall accrue on the Primary Registrable Securities at a rate of 2% per annum on the Amount of Registrable Securities;

        (c)   subject to Section 1(a)(i)(y), if the Primary Shelf Registration Statement is not declared effective by the Commission within one hundred twenty (120) days after the date of issuance of the 10% Convertible Debentures:

            (i)  Liquidated Damages shall accrue on the Primary Registrable Securities at a rate of 0.5% per annum on the Amount of Registrable Securities for the thirty (30) day period following the 120th day after the date of issuance of the 10% Convertible Debentures;

           (ii)  Liquidated Damages shall accrue on the Primary Registrable Securities at a rate of 1% per annum on the Amount of Registrable Securities for the thirty (30) period following the 150th day after the date of issuance of the 10% Convertible Debentures;

          (iii)  Liquidated Damages shall accrue on the Primary Registrable Securities at a rate of 1.5% per annum on the Amount of Registrable Securities for the thirty (30) period following the 180th day after the date of issuance of the 10% Convertible Debentures; and

          (iv)  Liquidated Damages shall accrue on the Primary Registrable Securities at a rate of 2% per annum on the Amount of Registrable Securities for the period following the 210th day after the date of issuance of the 10% Convertible Debentures;

        (d)   if the Corporation does not file a Secondary Shelf Registration Statement with the Commission within forty-five (45) days after the date of issuance of PIK Debentures, Liquidated Damages shall accrue on the Secondary Registrable Securities at a rate of 2% per annum on the Amount of Registrable Securities that are Secondary Registrable Securities;

        (e)   subject to Section 1(b)(ii)(y), if the Corporation fails to keep a Secondary Shelf Registration Statement effective with the Commission until the termination of the Secondary Shelf Registration Effectiveness Period, Liquidated Damages shall accrue on the Secondary Registrable Securities at a rate of 2% per annum on the Amount of Registrable Securities that are Secondary Registrable Securities;

        (f)    subject to Section 1(b)(i)(y), if the Secondary Shelf Registration Statement is not declared effective by the Commission within one hundred thirty-five (135) days after the date of issuance of the PIK Debentures:

            (i)  Liquidated Damages shall accrue on the Secondary Registrable Securities at a rate of 0.5% per annum on the Amount of Registrable Securities for the thirty (30) day period following the 135th day after the date of issuance of the PIK Debentures to which the Secondary Shelf Registration Statement relates;

           (ii)  Liquidated Damages shall accrue on the Secondary Registrable Securities at a rate of 1% per annum on the Amount of Registrable Securities for the thirty (30) day period following the 165th day after the date of issuance of the PIK Debentures to which the Secondary Shelf Registration Statement relates;

          (iii)  Liquidated Damages shall accrue on the Secondary Registrable Securities at a rate of 1.5% per annum on the Amount of Registrable Securities for the thirty (30) day period following the 195th day after the date of issuance of the PIK Debentures to which the Secondary Shelf Registration Statement relates; and

          (iv)  Liquidated Damages shall accrue on the Secondary Registrable Securities at a rate of 2% per annum on the Amount of Registrable Securities for the period following the 225th day after the date of issuance of the PIK Debentures to which the Secondary Shelf Registration Statement relates;

provided, however, that upon cure of the circumstance giving rise to Liquidated Damages, Liquidated Damages on the Registrable Securities as a result of such clause (or the relevant subclause thereof), as the case may be, shall cease to accrue.

        So long as Debentures remain outstanding, the Company shall notify the Trustees within two Business Days after each and every date on which an event occurs in respect of which Liquidated Damages is required to be paid. Any amounts of Liquidated Damages due pursuant to this Section will be payable in cash semi-annually on each April 15 and October 15 (each, a "Damages Payment Date"), commencing with the first such date occurring after any such Liquidated Damages commences to accrue, to Holders to whom regular interest or PIK Debentures is payable on such Damages Payment Date, with respect to securities that are Registrable Securities that are the subject of the applicable Liquidation Default, and to Persons that are registered Holders on the April 15 or October 15 immediately prior to a Damages Payment Date with respect to Shares or common shares of the Company that are Registrable Securities that are the subject of the applicable Liquidation Default. The amount of Liquidated Damages for Registrable Securities will be determined by multiplying the applicable rate of Liquidated Damages by the Amount of Registrable Securities that are the subject of the applicable Liquidation Default outstanding on the Damages Payment Date following such Registration Default in the case of the first such payment of Liquidated Damages with respect to a Registration Default (and thereafter at the next succeeding Damages Payment Date until the cure of such Registration Default), multiplied by a fraction, the numerator of which is the number of days such Liquidated Damages rate was applicable during such period (determined on the basis of a 360-day year comprised of twelve 30-day months and, in the case of a partial month, the actual number of days elapsed), and the denominator of which is 360.

12.    DEFINITIONS.

        Except as otherwise specifically indicated, the following terms will have the following meanings for all purposes of this Agreement:

        "Affiliate" means, with respect to any Person, (i) any other Person of which securities or other ownership interests representing more than fifty percent (50%) of the voting interests are, at the time such determination is being made, owned, Controlled or held, directly or indirectly, by such Person or (ii) any other Person which, at the time such determination is being made, is Controlling, Controlled by or under common Control with, such Person. As used herein, "Control", whether used as a noun or verb, refers to the possession, directly or indirectly, of the power to direct, or cause the direction of, the management or policies of a Person, whether through the ownership of voting securities or otherwise.

        "Agreement" means this Registration Rights Agreement, as the same shall be amended or modified from time to time.

        "Amount of Registrable Securities" means (a) with respect to Debentures constituting Registrable Securities, the aggregate principal amount of all such Debentures outstanding, (b) with respect to Shares constituting Registrable Securities, the aggregate number of such Shares outstanding multiplied by the Conversion Price (as defined in the Trust Indenture relating to the Debentures upon the conversion of which such Shares were issued) in effect at the time of computing the Amount of Registrable Securities or, if no such Debentures are then outstanding, the last Conversion Price that was in effect under such Trust Indenture when any such Debentures were last outstanding (appropriately adjusted for any stock split, reverse split, consolidation or similar event), (c) with respect to PIK Debentures constituting Registrable Securities, the aggregate principal amount of all such PIK Debentures outstanding, (b) with respect to common shares of the Company to which PIK Debentures are convertible and which constitute Registrable Securities, the aggregate number of such shares outstanding multiplied by the Conversion Price in effect at the time of computing the Amount of Registrable Securities or, if no such PIK Debentures are then outstanding, the last Conversion Price that was in effect under such Trust Indenture when any such Debentures were last outstanding (appropriately adjusted for any stock split, reverse split, consolidation or similar event), and (e) with respect to combinations thereof, the sum of (a) and (b) or the sum of (c) and (d), as the case may be, for the relevant Registrable Securities.

        "Business Day" means a day other than Saturday, Sunday or any other day on which banks located in the State of New York are authorized or obligated to close.

        "Commission" means the United States Securities and Exchange Commission, or any successor governmental agency or authority.

        "Company" has the meaning ascribed to it in the preamble.

        "Cutback Registration" means any registration to be effected as an underwritten Public Offering in which the Managing Underwriter with respect thereto advises the Company in writing that, in its opinion, the number of securities requested to be included in such registration (including securities of the Company which are not Registrable Securities) exceed the number which can be sold in such offering or which can be sold without a material reduction in the selling price anticipated to be received for the securities to be sold in such Public Offering, or which can be sold without otherwise adversely affecting the success of such offering.

        "Damages Payment Date" has the meaning ascribed to it in Section 11.

        "DDJ" means DDJ Capital management, LLC, a Massachusetts limited liability company, its Affiliates and the funds and accounts managed or advised by DDJ Capital Management, LLC.

        "Debentures" has the meaning ascribed to it in the preamble.

        "Demand Request" has the meaning ascribed to it in Section 2(a).

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

        "Form F-3" means Form F-3 promulgated by the Commission under the Securities Act, or any successor or similar (including a Form F-10, if available) registration statement.

        "Form F-3 Demand" has the meaning ascribed to it in Section 3(a).

        "Holder" has the meaning ascribed to it in the preamble.

        "Holder Information" has the meaning ascribed to it in Section 1(a)(iii).

        "Indemnified Party" means a party entitled to indemnity in accordance with Section 7.

        "Indemnifying Party" means a party obligated to provide indemnity in accordance with Section 7.

        "Inspectors" has the meaning ascribed to it in Section 4(h).

        "Institutional Investor" shall mean any insurance company, pension fund, mutual fund, hedge fund, investment company, qualified institutional buyer (as that term is defined in Rule 144A under the Securities Act), commercial bank, savings bank, savings and loan association, investment banking company, trust company or any finance or credit company, or any portfolio or investment fund managed by any of the foregoing.

        "Liquidated Damages" has the meaning ascribed to it in Section 11.

        "Losses" has the meaning ascribed to it in Section 7(a).

        "Managing Underwriter" means, with respect to any Public Offering, the underwriter or underwriters managing such Public Offering.

        "NASD" means the National Association of Securities Dealers, Inc.

        "Non-Public Information" has the meaning ascribed to it in Section 1(a)(i)(y).

        "Notice and Questionnaire" means the notice and questionnaire to be delivered by the Company to the Holders in accordance with Section 1(a)(i)(z), substantially in the form of Exhibit A.

        "Person" means any natural person, corporation, general partnership, limited partnership, limited liability company, proprietorship, other business organization, trust, union or association.

        "PIK Debentures" has the meaning assign to such term in the Trust Indenture.

        "Primary Registrable Securities" means (i) the Debentures received by the Holders upon consummation of the Exchange, (ii) the Shares and (iii) any additional securities issued or issuable with respect to (i) and (ii) above by virtue of any stock split, combination, stock dividend, merger, consolidation or other similar event. As to any particular Primary Registrable Security, such security shall cease to be Primary Registrable Securities when (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such Primary Registrable Securities shall have been disposed of in accordance with such registration statement, (ii) they shall have been sold pursuant to Rule 144, (iii) the holding period applicable to such Primary Registrable Security held by non-affiliates of the Company under Rule 144(k) under the Securities Act, or any successor provision, shall have expired or (iv) they shall have ceased to be outstanding.

        "Primary Shelf Registration Effectiveness Period" has the meaning ascribed to it in Section 1(a)(ii)(x).

        "Primary Shelf Registration Statement" means a registration statement of the Company in compliance with the provisions of Section 1(a) of this Agreement which registers the continuous offer and sale of all of the Registrable Securities on an appropriate form under Rule 415 under the Securities Act or any similar or successor rule that may be adopted by the Commission, and all amendments to such registration statement, including post-effective amendments, in each case including any prospectus contained therein and any supplement to any such prospectus, all exhibits thereto and all information incorporated by reference therein.

        "Public Offering" means any offering of the Company's common shares to the public, either on behalf of the Company or any of its securityholders, pursuant to an effective registration statement under the Securities Act.

        "Records" has the meaning ascribed to it in Section 4(h).

        "Registrable Securities" means, collectively, the Primary Registrable Securities and the Secondary Registrable Securities.

        "Registration Default" has the meaning ascribed to it in Section 11.

        "Registration Expenses" means all expenses incident to the Company's performance of or compliance with its obligations under this Agreement to effect and maintain the registration of Registrable Securities in accordance with Section 1, 2 or 3, including, without limitation, all registration, filing, securities exchange listing and NASD fees (including Nasdaq fees, if applicable), all registration, filing, qualification and other fees and expenses of complying with securities or blue sky laws (including fees of counsel retained by the holders of a majority of Registrable Securities being registered to advise the holders with respect to all of the foregoing matters, not to exceed $25,000 in respect of any one Registration Statement, all word processing, duplicating and printing expenses, messenger and delivery expenses, the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance in connection with an underwritten offering and any fees and disbursements of underwriters customarily paid by issuers or holders of securities, but excluding underwriting discounts and commissions, brokers' fees or fees of similar securities professionals and transfer taxes, if any, in respect of Registrable Securities, which shall be payable by each holder thereof.

        "Rule 144" means Rule 144 promulgated by the Commission under the Securities Act, and any successor provision thereto.

        "Secondary Registrable Securities" means (i) the PIK Debentures, (ii) the common shares of the Company into which the PIK Debentures are convertible and (iii) any additional securities issued or issuable with respect to (i) and (ii) above by virtue of stock split, stock dividend, merger, consolidation or other similar event. As to any particular Secondary Registrable Security, such security shall cease to be Secondary Registrable Securities when (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such Secondary Registrable Securities shall have been disposed of in accordance with such registration statement, (ii) they shall have been sold pursuant to Rule 144, (iii) the holding period applicable to such Secondary Registrable Security held by non-affiliates of the Company under Rule 144(k) under the Securities Act, or any successor provision, shall have expired or (iv) they shall have ceased to be outstanding.

        "Secondary Shelf Registration Statement" means a registration statement of the Company in compliance with the provisions of Section 1(b) of this Agreement which registers the continuous offer and sale of Secondary Registrable Securities on an appropriate form under Rule 415 under the Securities Act or any similar or successor rule that may be adopted by the Commission, and all amendments to such registration statement, including post-effective amendments, in each case including any prospectus contained therein and any supplement to any such prospectus, all exhibits thereto and all information incorporated by reference therein.

        "Secondary Shelf Registration Effectiveness Period" has the meaning ascribed to it in Section 1(b)(ii)(x).

        "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

        "Shares" has the meaning ascribed to it in the preamble.

        "Shelf Registration Statement" means, collectively, the Primary Shelf Registration Statement and any Secondary Shelf Registration Statement.

        "Trust Indenture" means the Trust Indenture, dated as of August    , 2005, among the Company, Computershare Trust Company of Canada and Manufacturer and Traders Trust Company.

        "Trustees" means Computershare Trust Company of Canada, a trust company having its principal office in the City of Montreal, in the Province of Quebec and Manufacturer and Traders Trust Company, a trust company having its principal office in the City of Baltimore, in the State of Maryland.

        "Underwritten Offering" means a registered offering in which securities are sold to one or more underwriters on a firm commitment basis for reoffering to the public.

13.    MISCELLANEOUS.

        (a)   Notices.    All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed (registered or certified mail, postage prepaid) to the parties at the following addresses or facsimile numbers:

        If to Holder, to the addresses set forth on the signature pages hereof.

        If to the Company, to:

  SR Telecom Inc.
  8150 Trans-Canada Hwy
  Montreal, QC H45 1M5
  Canada
  Attn: Chief Financial Officer
  Telephone No.: 514-335-1210
  Facsimile No.: 514-335-

        With a copy to:

  Pillsbury Winthrop Shaw Pittman LLP
  1540 Broadway
  New York, NY 10036
  USA
  Attn: Ronald A. Fleming
  Telephone No.: 212-858-1143
  Facsimile No.: 212-858-1500

        With respect to any other holder of Registrable Securities, such notices, requests and other communications shall be sent to the addresses set forth in the stock transfer records regularly maintained by the Company. All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section, be deemed given when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next Business Day, and (iii) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given five days after deposit with the United States Post Office (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.

        (b)   Entire Agreement.    This Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof, and contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof.

        (c)   Amendment.    This Agreement may be amended, supplemented or modified only by a written instrument (which may be executed in any number of counterparts) duly executed by or on behalf of each of the

Company and Holders owning more than fifty percent (50%) of the Registrable Securities, provided, however, that any amendment or modification affecting Section 2 or Section 3 shall hereof require only the prior written consent of DDJ and the Company.

        (d)   Waiver.    Subject to paragraph (e) of this Section, any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same term or condition of this Agreement on any future occasion.

        (e)   Consents and Waivers by Holders of Registrable Securities.    Any consent of the holders of Registrable Securities pursuant to this Agreement, and any waiver by such holders of any provision of this Agreement, shall be in writing (which may be executed in any number of counterparts) and may be given or taken by Holders owning more than fifty percent (50%) of the Registrable Securities and any such consent or waiver so given or taken will be binding on all the holders of Registrable Securities; provided, however, that any amendment or modification affecting Section 2 or Section 3 hereof shall require only the prior written consent of DDJ and the Company.

        (f)    No Third Party Beneficiary.    The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or assigns. It is not the intention of the parties to confer third-party beneficiary rights upon any other Person other than any Person entitled to indemnity under Section 7.

        (g)   Successors and Assigns.    This Agreement is binding upon, inures to the benefit of and is enforceable by the Company and the Holders (or the Person or Persons for which a Holder is acting as fiduciary or agent, as the case may be) and their respective successors and assigns; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign unless and except to the extent such successor and assign holds Registrable Securities and has provided a written instrument to the Company notifying the Company of such transfer and assignment and agreeing in writing to be bound by this Agreement; provided, further, that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms hereof, the Securities Act or any securities or blue sky laws of any jurisdiction.

        (h)   Headings.    The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

        (i)    Invalid Provisions.    If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (i) such provision will be fully severable, (ii) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof and (iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

        (j)    Remedies.    Except as otherwise expressly provided for herein, no remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. The election of any one or more remedies by any party hereto shall not constitute a waiver by any such party of the right to pursue any other available remedies.

        Damages in the event of breach of this Agreement by a party hereto or any other holder of Registrable Securities would be difficult, if not impossible, to ascertain, and it is therefore agreed that each such Person, in addition to and without limiting any other remedy or right it may have, will have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof and the Company and each holder of Registrable Securities, by its acquisition of such Registrable Securities, hereby waives any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right will not preclude any such Person from pursuing any other rights and remedies at law or in equity which such Person may have.

        (k)   Governing Law.    THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

        (l)    Counterparts.    This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

[Signatures on next page.]

        IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officer of each party hereto as of the date first above written.

SR TELECOM INC.
By:	/s/ DAVID L. ADAMS Name: David L. Adams Title: Sr. VP Finance and CFO

[Signature Page to the Registration Rights Agreement]

B IV CAPITAL PARTNERS, L.P By: GP Capital IV, LLC, its General Partner By: DDJ Capital Management, LLC, Manager
By:	Name: Title:
Address: c/o DDJ Capital Management, LLC, 141 Linden Street, Suite S-4, Wellesley, MA 02482 Phone number: (781) 283-8500 Facsimile number: (781) 283-8541 Attention: Joshua L. McCarthy

[Signature Page to the Registration Rights Agreement]

GMAM INVESTMENT FUNDS TRUST II By: DDJ Capital Management, LLC, as investment manager
By:	/s/ DAVID J. BREAZZANO Name: David J. Breazzano Title: Member
Address: c/o DDJ Capital Management, LLC, 141 Linden Street, Suite S-4, Wellesley, MA 02482 Phone number: (781) 283-8500 Facsimile number: (781) 283-8541 Attention: Joshua L. McCarthy

[Signature Page to the Registration Rights Agreement]

DDJ CANADIAN HIGH YIELD FUND By: DDJ Capital Management, LLC, its attorney-in-fact
By:	/s/ DAVID J. BREAZZANO Name: David J. Breazzano Title: Member
Address: c/o DDJ Capital Management, LLC, 141 Linden Street, Suite S-4, Wellesley, MA 02482 Phone number: (781) 283-8500 Facsimile number: (781) 283-8541 Attention: Joshua L. McCarthy

[Signature Page to the Registration Rights Agreement]

THE OCTOBER FUND LIMITED PARTNERSHIP By: October G.P., LLC, its General Partner By: DDJ Capital Management, LLC, its Manager
By:	/s/ DAVID J. BREAZZANO Name: David J. Breazzano Title: Member
Address: c/o DDJ Capital Management, LLC, 141 Linden Street, Suite S-4, Wellesley, MA 02482 Phone number: (781) 283-8500 Facsimile number: (781) 283-8541 Attention: Joshua L. McCarthy

[Signature Page to the Registration Rights Agreement]

COMPUTERSHARE TRUST COMPANY OF CANADA
By:	/s/ CHARLES ERIC GAUTHIER Name: Charles Eric Gauthier Title: Manager, Corporate Trust
By:	/s/ RANNY SAUND Name: Ranny Saund Title: Administrator
Address: 1500 University Street, Suite 1500, Montreal, QC H3A 3S8 Phone number: 514-982-7888 Facsimile number: 514-982-7677
MANUFACTURERS AND TRADERS TRUST COMPANY
By:	/s/ JAY SMITH Name: Jay Smith Title: Vice-President
By:	/s/ ROBERT D. BROWN Name: Robert D. Brown Title: Vice-President
Address: Phone number: 410-244-4223 Facsimile number: 410-244-4236 Attention:

EXHIBIT A

NOTICE AND QUESTIONNAIRE(1)

1.
(a)   Full Legal Name of Selling Shareholder:

  (b)
  Full Legal Name of Investor (if not the same as (a) above) through which Registrable Securities Listed in Item 3 below are held:

2.
Address for Notices to Selling Shareholder:

Telephone:

Fax:

Contact Person:

3.
Beneficial Ownership of Registrable Securities:

(a)
Type and Principal Amount or number of Registrable Securities beneficially owned:

  (b)
  CUSIP No(s). of such Registrable Securities beneficially owned:

4.
Beneficial Ownership of Other Securities of the Company Owned by the Selling Shareholder.

  Except as set forth below in this Item 4, the undersigned is not the beneficial or registered owner of any securities of the Company other than the Registrable Securities listed above in Item 3.

  (a)
  Type and Amount of Other Securities beneficially owned by the Selling Shareholder:

  (b)
  CUSIP No(s). of such Other Securities beneficially owned:

5.
Relationships with the Company:

  Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (owners of more than 5% of the equity securities of the undersigned) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

  State any exceptions here:

(1)
Capitalized terms not defined herein shall have the meaning ascribed to in the Registration Rights Agreement, dated             , 2005, by and among SR Telecom Inc. and the holders identified in the signature pages.

A-1

6.
Broker-Dealers and their Affiliates

(a)
Is the Selling Shareholder a broker-dealer or an affiliate of a broker-dealer:

        Yes                                           No

        If so, please answer the remaining question in this section.

  (i)
  Please advise whether the Registrable Securities were received by the Selling Shareholder as compensation for investment banking services or as investment shares, and if so please describe the circumstances.

  Note that in general we may be required to identify any registered broker-dealer as an underwriter in the prospectus.

  (ii)
  Except as set forth below, if the Selling Shareholder is a registered broker-dealer, the Selling Shareholder does not plan to make a market in the Registrable Securities. If the Selling Shareholder plans to make a market in the Registrable Securities, please indicate whether the Selling Shareholder plans to use the prospectus relating to the Registrable Securities as a market-making prospectus.

  (b)
  Affiliation with Broker-Dealers

    Is the Selling Shareholder an affiliate(2) of a registered broker-dealer?

        Yes                                           No

        If so, please answer the remaining question in this section.

  (i)
  Please describe the affiliation between the Selling Shareholder and any registered broker-dealer.

  (ii)
  If the Registrable Securities were purchased by the Selling Shareholder other than in the ordinary course of business, please describe the circumstances.

  (iii)
  Please advise whether the Registrable Securities were received by the Selling Shareholder as compensation for investment banking services or as investment shares, and if so please describe the circumstances.

  (iv)
  If the Selling Shareholder, at the time of its purchase of Registrable Securities, had any agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities, please describe such agreements or undertakings.

  Note that if the Selling Shareholder is an affiliate of a broker-dealer and did not purchase its Registrable Securities in the ordinary course of business or at the time of the purchase had any agreements or understandings, directly or indirectly, to distribute the securities, we may be required to identify the Selling Shareholder as an underwriter in the prospectus.

  (c)
  Beneficial Ownership by Natural Persons:

  If the Selling Shareholder is an entity, does any natural person have voting or investing power over the Registrable Securities held by the Selling Shareholder?(3)

  If so, please state the person's or persons' name(s):

(2)
An "affiliate" of a specified person or entity means a person or entity that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person or entity specified. For purposes of this definition, "control", refers to the possession, directly or indirectly, of the power to direct, or cause the direction of, the management or policies of a person, whether through the ownership of voting securities or otherwise.

(3)
Please answer "Yes" if any natural person, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (a) voting power which includes the power to vote, or to direct the voting of, such security; and/or, (b) investment power which includes the power to dispose, or to direct the disposition of, the Registrable Securities held by the Selling Shareholder.

A-2

7.
Beneficial Ownership by Natural Persons or by a Board or Committee

  Is the Selling Shareholder a reporting entity with the Securities and Exchange Commission?

  If the Selling Shareholder is a majority owned subsidiary of a reporting entity, identify the majority stockholder that is a reporting entity.

        Yes                                           No

  If No, please answer the remaining questions in this section.

  (i)
  Please name the natural person or person(s) having voting and/or investment control over the Selling Shareholder.(4)

  (ii)
  If the voting and/or investment control over the Selling Shareholder is held by board or committee, please state the name of the natural person or person(s) on such board or committee.

(4)
Please include any natural person that, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (a) voting power which includes the power to vote, or to direct the voting of, such security; and/or, (b) investment power which includes the power to dispose, or to direct the disposition of, the Registrable Securities held by the Selling Shareholder.

A-3

        IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Dated:	Beneficial Owner:
By:
Name:
Title:

A-4

PLEASE RETURN THE COMPLETED AND EXECUTED NOTICE AND
QUESTIONNAIRE TO SR TELECOM INC.

    SR Telecom Inc.
    8150 Trans-Canada Hwy
    Montreal, QC H45 1M5
    Canada
    Telephone: 514-335-1210
    Attention:

A-5

QuickLinks

SR TELECOM INC. REGISTRATION RIGHTS AGREEMENT
EXHIBIT A
NOTICE AND QUESTIONNAIRE(1)